EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-61895, and No. 333-55970 on Form S-8 of our report dated February 15, 2004, relating to the financial statements of Am-Hal Ltd. for the year ended December 31, 2003 appearing in this Annual Report on Form 10-K of Ampal-American Israel Corporation for the year ended December 31, 2004.

Brightman Almagor & Co.
Certified Public Accountants
Tel Aviv, Israel
March 13, 2005